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                                                                   EXHIBIT 23(b)

                         [COOPERS & LYBRAND LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of Salomon Inc, SSBH Capital I, SSBH Capital II, SSBH Capital III and SSBH Capital IV on Form S-3, filed with the Securities and Exchange Commission on or about October 27, 1997, of our report dated January 15, 1997 on our audits of the consolidated financial statements and financial statement schedules of Smith Barney Holdings Inc. and Subsidiaries (the "Company") as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996, which report is included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 1996 and which appears in the Form 8-K of Salomon Inc dated September 29, 1997. We also consent to the reference to our firm under the caption "Experts."

                                        [COOPERS & LYBRAND L.L.P. SIGNATURE]

New York, New York
October 27, 1997